Exhibit 99.1

Press Release Dated March 29, 2006
Altus Pharmaceuticals Appoints Harry H. Penner, Jr. to Board of Directors
Cambridge, MA, March 29, 2006 - Altus Pharmaceuticals Inc. (Nasdaq: ALTU), a biopharmaceutical company developing and commercializing oral and injectable protein therapeutics for patients with gastrointestinal and metabolic disorders, today announced that Harry H. Penner, Jr., Co-Founder, Chairman and Chief Executive of Marinus Pharmaceuticals, Inc., has been appointed to the Altus Board of Directors and will serve as a member of Altus’ Audit Committee.
“We are very pleased to welcome Harry Penner to the Altus Board,” said John Richard, Chairman of the Board of Altus Pharmaceuticals. “Harry adds important dimensions to our Board as a seasoned executive with substantial public board and audit committee experience.”
“Altus has already distinguished itself with a unique product pipeline, strong management, and a committed investor base,” said Penner. “I very much look forward to contributing my experience as the Company pursues product approvals and commercial success.”
Mr. Penner has 28 years of increasing management responsibilities in the pharmaceutical and biotechnology sectors. Prior to co-founding Marinus Pharmaceuticals, Mr. Penner served as Chairman and Chief Executive Officer of Nascent BioScience, LLC, a firm engaged in the creation and development of new biotechnology companies. From 1993 to 2001, he was President, Chief Executive Officer and Vice Chairman of Neurogen Corporation. Previously, he served as Executive Vice President of Novo Nordisk A/S and President of Novo Nordisk of North America, Inc. from 1988 to 1993. From 1985 to 1988 he was Executive Vice President and General Counsel of Novo Nordisk A/S. He has served more recently as BioScience Advisor to the Governor and the State of Connecticut, as Chairman of the Board of Directors for the Connecticut Technology Council, as Co-Chairman of Connecticut United for Research Excellence, and as Director of the Connecticut Business and Industry Associates. He currently serves on the Boards of Avant Immunotherapeutics, Inc. and Ikonisys, Inc. and chairs the Board of Rib-X Pharmaceuticals, Inc.
Mr. Penner holds academic degrees from the University of Virginia (BA), Fordham University (JD), and New York University (LLM, Int’l Law) and has completed senior management programs at Stanford.
Sheldon Berkle, President and Chief Executive Officer of Altus Pharmaceuticals added, “Harry brings to Altus’ Board extensive experience managing commercial stage biotechnology and pharmaceutical companies. This experience will be valuable as we begin to establish a commercial infrastructure and prepare for bringing our products to the market.”
About Altus Pharmaceuticals Inc.
Altus Pharmaceuticals is a company focused on the development and commercialization of oral and injectable protein therapeutics for patients with gastrointestinal and metabolic disorders. The Company’s website is http://www.altus.com.

Certain statements in this news release concerning Altus’ business are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements concerning the timing and progress of clinical trials of the Company’s lead product candidates. Any or all of the forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions Altus might make or by known or unknown risks and uncertainties, including, but not limited to uncertainties as to the future success of ongoing and planned clinical trials; and the unproven safety and efficacy of products under development. Consequently, no forward-looking statement can be guaranteed, and actual results may vary materially. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in Altus’ reports to the Securities and Exchange Commission. However, Altus undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise.

Contact information:
Altus Pharmaceuticals Inc.
Jonathan I. Lieber
Vice President, Chief Financial Officer and Treasurer
617-299-2900
or
Robert Gallotto
Vice President of Strategic Planning and Alliance Management
617-299-2900
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